Exhibit 10.2

THE HANOVER INSURANCE GROUP, INC.

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (the “Agreement”) is effective as of <GRANT DATE> (the “Grant Date”) by and between The Hanover Insurance Group, Inc., a Delaware corporation (the “Company”), and <PARTICIPANT NAME> (“Participant” or “you”). Capitalized terms used without definition herein shall have the meanings set forth in The Hanover Insurance Group 2022 Long-Term Incentive Plan (as it may be amended from time to time, the “Plan”).

PREAMBLE

WHEREAS, pursuant and subject to the terms of the Plan and this Agreement, the Administrator has agreed to grant to Participant an Award of Restricted Stock Units (the “RSUs”).

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
RSUs. The Administrator hereby grants to Participant <NUMBER OF RSUS> RSUs, each RSU representing the right to receive one share of Stock upon and subject to the restrictions, terms and conditions set forth below. The Stock issued upon vesting of the RSUs, if any, shall be referred to hereinafter as the “Shares”.

2.
Vesting; Settlement. Unless earlier terminated, forfeited, relinquished or expired, the RSUs shall vest in full on the third anniversary of the Grant Date (the “Vesting Date”); provided Participant remains continuously an Employee of the Company or one of its Affiliates (the Company and its Affiliates hereinafter referred to as “THG”) throughout the period from the Grant Date until the Vesting Date.

As soon as reasonably practicable following the vesting of the RSUs, but in no event later than 60 days following vesting, the Company shall deliver Shares in respect of vested RSUs and shall pay any amounts in respect of dividend equivalents credited under Section 8 of this Agreement to Participant (or, in the event of Participant’s death, to Participant’s estate or beneficiary). In the event the Vesting Date falls on a day that is not a business day (i.e., a weekend day or holiday on which banks are not generally open in the Commonwealth of Massachusetts), the Vesting Date shall be the next following day that is a business day.

3.
Termination. Except as provided in Sections 4, 5 and 6, upon the termination of Participant's Employment for any reason, whether with or without Cause, for good reason or otherwise, any then unvested RSUs shall be automatically cancelled and forfeited and shall be returned to the Company for no consideration.

4.
Disability. If Participant is Disabled prior to the Vesting Date, the RSUs shall automatically vest on the date Participant is Disabled. For purposes of this subsection, Participant shall be “Disabled” if he or she has been unable, for a period of twelve consecutive months, to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and has been receiving income replacement benefits for a period of twelve consecutive months under the Company’s Long-Term Disability Program. The date that Participant is Disabled for purposes of this Agreement is the twelve-month anniversary of the date Participant commences receiving such benefits under the Company’s Long-Term Disability Program.

If Participant ceases to receive benefits under the Company’s Long-Term Disability Program prior to becoming Disabled and immediately returns to active Employment, the RSUs will continue to vest in accordance with Section 2 of this Agreement.

5.
Death. If Participant’s Employment is terminated due to his or her death prior to the Vesting Date, the RSUs shall automatically vest in full on the date the Participant dies.

6.
Covered Transaction/Change in Control. In the event of a Covered Transaction (other than a Change in Control, whether or not it is a Covered Transaction), the Administrator shall, with respect to the RSUs, take one of the actions set forth in Sections 7(a)(1), 7(a)(2) or 7(a)(3) of the Plan. Notwithstanding the terms of the Plan, in the event of a Change in Control (whether or not it is a Covered Transaction), the following rules shall apply:

(a) Except as provided below in Section 6(b), to the extent the RSUs are outstanding immediately prior to the Change in Control, in the event of a Change in Control Participant shall automatically vest in 100% of the RSUs.

(b) Notwithstanding Section 6(a), no acceleration of vesting shall occur with respect to the RSUs if the Administrator reasonably determines in good faith prior to the occurrence of a Change in Control that this Award of RSUs shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

(i) be based on stock which is traded, or will be traded upon consummation of the Change in Control, on an established securities market;

(ii) provide Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under this Award, including, but not limited to, an identical or better vesting schedule and accelerated vesting provisions;

(iii) have substantially equivalent economic value to this Award (determined at the time of the Change in Control); and

(iv) have terms and conditions which provide that in the event that Participant's employment is involuntarily terminated (other than for Cause) or Participant terminates employment for “Good Reason” (as defined below) prior to the Vesting Date, Participant shall automatically vest in 100% of the Alternative Award and any conditions on a Participant's rights under, or any restrictions on transfer applicable to such Alternative Award shall be waived or shall lapse.

For this purpose, “Good Reason” shall mean the occurrence of one or more of the events listed below following a Change in Control:

(x) to the extent you are a “Participant” (as that term is defined in the CIC Plan) in the Company’s Amended and Restated Employment Continuity Plan or its successor plan (the “CIC Plan”), the occurrence of any of the events enumerated under the definition of “Good Reason” applicable to Participant’s “Tier” level as set forth in the CIC Plan; or

(y) if you are not a “Participant” in the CIC Plan, the occurrence of any of the following (A) a reduction in your rate of annual base salary as in effect immediately prior to such Change in Control; (B) a reduction in your annual short-term incentive compensation plan target award opportunity (but excluding the conversion of any cash incentive arrangement into an equity incentive arrangement of commensurate value or vice versa) from that which was in effect immediately prior to such Change in Control; or (C) any requirement that you relocate to an office more than 35 miles from the facility where you were located immediately prior to the Change in Control.

(c) In the event a Participant believes that a “Good Reason” event has been triggered, Participant must give the Company written notice within 30 days of the first occurrence of such triggering event and a proposed termination date which shall be not sooner than 60 days nor later than 90 days after the date of such notice. Such notice shall specify Participant’s basis for determining that “Good Reason” has been triggered. The Company (or Participant’s employer, if applicable) shall have the right to cure a purported “Good Reason” within 30 days of receipt of said notice and, if so cured, a termination of Participant’s Employment shall not be considered to be for “Good Reason” as a result of such event. If the event triggering “Good Reason” is not cured by the Company (or Participant’s employer, if applicable) within 30 days of its receipt of such notice, Participant shall be required to terminate his/her Employment on the proposed termination date in order to have his/her termination of Employment treated as a “Good Reason” termination hereunder.

(d) Notwithstanding Sections 6(a) and (b) above, the Administrator may elect, in its sole discretion, exercised prior to the effective date of the Change in Control, to accelerate all of the RSUs.

7.
Notices. Notices hereunder shall be in writing and, if to the Company, shall be delivered personally to the Human Resources Department or such other party as designated by the Company or mailed to its principal office and, if to Participant, shall be delivered personally or mailed to Participant at his or her address on the records of the Company.

8.
Dividend Equivalents; Voting Rights. In the event that a cash dividend is paid with respect to shares of Stock prior to the Vesting Date (or such earlier date that the RSUs are settled hereunder), on the payment date of any such cash dividend the number of RSUs held by Participant shall be increased by that number of RSUs which is equal to (i) the number of outstanding RSUs then held by Participant on the record date of the cash dividend multiplied by (ii) the amount of the cash dividend divided by (iii) the Fair Market Value of a share of Stock on the date the dividend is paid. Any RSUs that are credited to Participant under this Section 8 shall be treated in the same manner as the RSUs granted under Section 1 of this Agreement and shall only vest and be settled to the extent they vest in accordance with this Agreement and otherwise satisfy the requirements under this Agreement. Upon vesting, any fractional Shares shall be rounded up such that only whole Shares are issued. Notwithstanding any of the foregoing, this Award shall not be interpreted to bestow upon Participant any equity interest or ownership in the Company prior to the date on which the Company delivers Shares and Participant shall not be entitled to any dividends (or, except as provided above, dividend equivalency rights) in respect of the RSUs or have any voting rights until and to the extent the RSUs vest and Shares are delivered in settlement of the RSUs.

9.
Non-Hire/Solicitation/Confidentiality/Code of Conduct. As a condition of Participant’s eligibility to receive the RSUs and regardless of whether such RSUs vest, Participant agrees that he or she will (a) not, directly or indirectly, during the term of his or her Employment, and for a period of one year thereafter, hire, solicit, entice away or in any way interfere with THG’s relationship with, any of its officers or employees, or in any way attempt to do so or participate with, assist or encourage a third party to do so; (b) neither disclose any of THG’s confidential and proprietary information to any third party, nor use such information for any purpose other than for the benefit of THG and in accordance with THG’s policies; (c) not, during the term of Participant’s Employment, and for a period of one year thereafter, interfere with or seek to interfere with, THG’s relationships with any of its policyholders, customers, clients, agents or vendors; and (d) at all times comply with (i) THG’s Code of Conduct and other policies and procedures as in effect from time to time, and (ii) any non-competition, non-disclosure, non-solicitation or similar agreement he or she may have with the Company or its Affiliates. The terms of this Section 9 shall survive the expiration or earlier termination of this Agreement.

10.
Damages/Specific Performance.

(a) Participant hereby acknowledges and agrees that in the event of any breach of Section 9 of this Agreement, the Company would be irreparably harmed and could not be made whole by monetary damages. Participant accordingly agrees to waive the defense in any action for injunctive relief or specific performance that a remedy at law would be adequate and that the Company, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to an injunction or to compel specific performance of Section 9.

(b) In addition to any other remedy to which the Company may be entitled at law or in equity (including the remedy provided in the preceding paragraph), Participant hereby acknowledges and agrees that in the event of any breach of Section 9 of this Agreement, Participant shall be required to refund to the Company the value received by Participant upon vesting of the RSUs; provided, however, that the Company makes any such claim, in writing, against Participant alleging a violation of Section 9 not later than two years following Participant’s termination of Employment.

11.
Successors. The provisions of this Agreement will benefit and will be binding upon the permitted assigns, successors in interest, personal representatives, estates, heirs and legatees of each of the parties hereto. However, the RSUs and any dividend equivalents are non-assignable, except as may be permitted by the Plan.

12.
Interpretation. The terms of the RSUs are as set forth in this Agreement and in the Plan. The Plan is incorporated into this Agreement by reference, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

13.
Facsimile and Electronic Signature. The parties may execute this Agreement by means of a facsimile or electronic signature.

14.
Entire Agreement; Counterparts. This Agreement and the Plan contains the entire understanding between the parties concerning the subject contained in this Agreement. Except for the Agreement and the Plan, there are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto, relating to the subject matter of this Agreement, that are not fully expressed herein. This Agreement may be signed in one or more counterparts, all of which shall be considered one and the same agreement.

15.
Further Assurances. Each party to this Agreement agrees to perform all further acts and to execute and deliver all further documents as may be reasonably necessary to carry out the intent of this Agreement.

16.
Severability. In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, will not be affected, and such unenforceable provisions shall be automatically replaced by a provision as similar in terms as may be valid and enforceable.

17.
Construction. Whenever used in this Agreement, the singular number will include the plural, and the plural number will include the singular, and the masculine or neuter gender shall include the masculine, feminine, or neuter gender. The headings of the Sections of this Agreement have been inserted for purposes of convenience and shall not be used for interpretive purposes. The Administrator shall have full discretion to interpret and administer this Agreement. Any actions or decisions by the Administrator in connection with this Agreement shall be conclusive and binding upon Participant.

18.
No Effect on Employment. Nothing contained in this Agreement shall be construed to limit or restrict the right of THG to terminate Participant’s Employment at any time, with or without Cause, or to increase or decrease Participant’s compensation from the rate of compensation in existence at the time this Agreement is executed.

19.
Taxes. The vesting and/or settlement of the RSUs and the payment of dividend equivalents will give rise to “wages” subject to withholding. Participant expressly acknowledges and agrees that Participant’s rights hereunder, including the right to be issued Shares in settlement of the RSUs and the right to receive any payment of dividend equivalent amounts, are subject to Participant promptly remitting to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) any amounts determined by the Company to be required to be withheld. No Shares will be transferred, and no payment of dividend equivalent amounts will be made, pursuant to the settlement of the RSUs unless and until Participant has remitted to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes. Participant authorizes the Company to withhold such amount from any amounts otherwise owed to Participant. The Company may, at its option, withhold from the Shares otherwise to be delivered in settlement of the RSUs, a sufficient number of Shares to satisfy the minimum federal, state and local tax withholding due (or such greater number of Shares, but not in excess of the maximum withholding amount consistent with this Award being subject to equity accounting treatment under the Accounting Rules, as determined by, and in the sole discretion of, the Company), if any, and remit the balance of the Shares to Participant.

The Company makes no representations to Participant with respect to the tax treatment of any amount paid or payable pursuant to this Award. While this Award is intended to be interpreted and operated to the extent possible so that any such amounts shall be exempt from the requirements of Section 409A, in no event shall THG be liable to Participant for or with respect to any taxes, penalties and/or interest which may be imposed upon any such amounts pursuant to Section 409A or any other federal or state tax law. To the extent that any such amount should be subject to Section 409A (or any other federal or state tax law), Participant shall bear the entire risk of any such taxes, penalties and or interest.

20.
Waiver of Jury Trial. By accepting this Award under the Plan, to the maximum extent permitted by law, Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under (a) the Plan, (b) any Award, or (c) any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection with any of the foregoing, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury.

21.
Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict the RSUs (in whole or in part) at any time if Participant is not in compliance with all applicable provisions of this Agreement and the Plan, or if Participant breaches any agreement with THG, including with respect to the Code of Conduct or other policies of THG, or any non-competition, non-solicitation, confidentiality or other similar provisions. Without limiting the generality of the foregoing, the Administrator may recover the RSUs and payments under or gain in respect thereto to the extent required to comply with Section 10D of the Securities Exchange Act of 1934, as amended, or any stock exchange or similar rule adopted under said Section. In addition, rights, payments and benefits under this Award shall be subject to repayment to, or recoupment by, THG in accordance with clawback or recoupment policies and procedures that THG may adopt from time to time.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the Grant Date.

THE HANOVER INSURANCE GROUP, INC.

By:_______________________________________
Name: Denise Lowsley Title: Executive Vice President and CHRO
__________________________________________
<PARTICIPANT NAME>